UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2018

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-036330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

The results of the matters submitted to a vote of the stockholders of Speedway Motorsports, Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company held on April 23, 2018 are set forth below.

(1) Marcus G. Smith and Tom E. Smith were reelected to the Board of Directors by the Company’s stockholders. The other members of the Board of Directors are O. Bruton Smith, William R. Brooks, Bernard C. Byrd, Jr., Mark M. Gambill and James P. Holden.

	For	Against	Withheld	Abstentions	Broker Non- Votes
Reelection of Marcus G. Smith	38,095,215	---	521,120	---	---
Reelection of Tom E. Smith	37,698,742	---	917,593	---	---

(2) The stockholders approved the Speedway Motorsports, Inc. 2018 Formula Restricted Stock Plan for Non-Employee Directors.

	For	Against	Withheld	Abstentions	Broker Non- Votes
Approval of the Speedway Motorsports, Inc. 2018 Formula Restricted Stock Plan for Non-Employee Directors	33,663,313	4,946,915	---	6,107	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: April 25, 2018	By: /s/ J. Cary Tharrington IV
J. Cary Tharrington IV, Senior Vice President and General Counsel